Exhibit 32.2

Certification of Chief Financial Officer

Pursuant to §906 of The Sarbanes-Oxley Act of 2002

The undersigned, Chief Financial Officer of CP Limited Partnership (the “Company”), hereby certifies on the date hereof, pursuant to 18 U.S.C. 1350(a), as adopted pursuant to §906 of The Sarbanes-Oxley Act of 2002, that the Quarterly Report of CP Limited Partnership on Form 10-Q for the quarter ended June, 2003 (the “Form 10-Q”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

	By:	/s/ TAMARA D. FISCHER
Date: August 8, 2003
	Name:	Tamara D. Fischer
	Title:	Chief Financial Officer